Exhibit 23.2

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3/A of our report dated April 27, 2016 relating to the financial statements of Kolltan Pharmaceuticals, Inc., which appears in Celldex Therapeutics, Inc.’s Current Report on Form 8-K/A dated February 7, 2017. We also consent to the reference to us under the heading “Experts” in such registration statement.

/s/PricewaterhouseCoopers LLP
Boston, Massachusetts
February 9, 2017